UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14A-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. __)

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☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material under Rule 14a-12

AMERUS GROUP CO.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Filed by: AmerUs Group Co.
Pursuant to Rule 14a-12
under the Securities Exchange Act of 1934
Subject Company: AmerUs Group Co.
Commission File No. 001-15166
On July 13, 2006, AmerUs Group Co. posted the following message on its internal website, which was addressed to the employees of AmerUs Group Co. from Thomas C. Godlasky, the Chairman of the Board of Directors, President and Chief Executive Officer of AmerUs Group Co.
A Message from Tom Godlasky
Early this morning we announced a momentous development in the history of our organization: AmerUs Group and Aviva plc signed a definitive agreement under which Aviva will acquire AmerUs Group for $69 per share in cash for all outstanding shares of AmerUs Group common stock. Details of the transaction are included in the attached press release.
The business will operate under the name of Aviva and will be headquartered in Des Moines, Iowa. I will become the president and CEO of the new Aviva USA, reporting to Philip Scott, group executive director of Aviva plc. Subject to needed approvals, we currently expect the transaction to close before December 31, 2006.
Our board concluded that this transaction was in the best interest of our stockholders, as it provides a 20% premium to the average closing price of our stock in the 30-day period prior to the announcement, and also recognized that this combination offers an outstanding growth opportunity for AmerUs. By uniting with the fifth largest insurance group in the world, with strong financial resources and an AA credit rating, we will have the opportunities to expand our business and fulfill our growth vision well beyond what we could achieve independently.
AmerUs Group dates back to 1896, and Aviva can trace its roots back as far as the late 17th century to Hand-in-Hand, at the time the oldest existing fire insurance office in the world. Both companies are passionate about creating prosperity and peace of mind for our customers, shareholders and employees, while acting as good corporate citizens.
While we foresee great continuity with our traditional values and practices in the new Aviva USA, we recognize there will be some changes when we put our two companies together. Integration teams will now begin to work on planning the specifics of combining our operations with those of Aviva USA effective upon completion of the acquisition. We will work to keep you informed of the integration plan decisions. However, until completion of the acquisition, it is business as usual.
To address questions that you may have, a Q&A is attached for your review. As we move forward we will provide you with periodic updates on the transaction. If you have questions, please talk with your manager or human resources manager.
As always, thank you for your support and for all the work you do to make AmerUs such a successful company. Thank you for joining me to build new opportunities as part of the new Aviva USA upon completion of the acquisition.
Sincerely,
/s/ Tom Godlasky
Tom Godlasky

Additional Information and Where to Find It
This communication may be deemed to be solicitation material in respect of the proposed acquisition of AmerUs Group Co. by Aviva plc. In connection with the proposed acquisition, AmerUs Group will file with or furnish to the Securities and Exchange Commission all relevant materials, including a proxy statement on Schedule 14A. SECURITY HOLDERS OF AMERUS GROUP ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING AMERUS GROUP’S PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Security holders may obtain a free copy of the proxy statement, when it becomes available, and other documents filed or furnished by AmerUs Group at the Securities and Exchange Commission’s web site at www.sec.gov. In addition, free copies of the proxy statement (when it becomes available) and other documents will also be available on AmerUs Group’s website at www.amerus.com. The proxy statement and other relevant documents may also be obtained for free from AmerUs Group by directing such request to Investor Relations, AmerUs Group, PO Box 1555, Des Moines, Iowa 50306-1555. The contents of the websites referenced above are not deemed to be incorporated by reference into the proxy statement.
Participants in Solicitation
AmerUs Group and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed transaction. Information regarding the interests of such directors and executive officers is included in AmerUs Group’s Proxy Statement for its 2006 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on March 29, 2006, and information concerning all of AmerUs Group’s participants in the solicitation will be included in the proxy statement relating to the proposed transaction when it becomes available. Each of these documents is, or will be, available free of charge at the Securities and Exchange Commission’s web site at www.sec.gov and from AmerUs Group at www.amerus.com or by directing such request to the address provided in the section above.
Cautionary Statement Regarding Forward-Looking Statements
This document contains statements which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which include words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” and other similar and related expressions. Forward-looking statements are made based upon management’s current expectations and beliefs concerning future developments and their potential effects on AmerUs Group. Such forward-looking statements are not guarantees of future events. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the following factors: (1) the shareholders of AmerUs Group may not approve and adopt the merger agreement and the transactions contemplated by the merger agreement at the special shareholder meeting; (2) the parties may be unable to obtain governmental and regulatory approvals required for the merger, or required governmental and regulatory approvals may delay the merger or result in the imposition of conditions that could cause the parties to abandon the merger; (3) the parties may be unable to complete the merger because, among other reasons, conditions to the closing of the merger may not be satisfied or waived; or (4) other factors that may be referred to in AmerUs Group’s reports filed with or furnished to the Securities and Exchange Commission from time to time. There can be no assurance that other factors not currently anticipated by AmerUs Group will not materially and adversely affect future events. Security holders are cautioned not to place undue reliance on any forward-looking statements made by AmerUs Group or on its behalf. Forward-looking statements speak only as of the date the statement was made. AmerUs Group undertakes no obligation to update or revise any forward-looking statement.